AMENDMENT NO. 1 AND JOINDER TO AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT
THIS AMENDMENT NO. 1 AND JOINDER TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment and Joinder”) is made and entered into as of June 1, 2023, by and among Quantum Corporation, a Delaware corporation (the “Company”), OC II FIE V LP, a Delaware limited partnership (“OC II”), Blue Torch Credit Opportunities Fund I LP, a Delaware limited partnership (“BTCOF”), BTC Holdings SC Fund LLC, a Delaware limited liability company (“BTC” and together with OC II and BTCOF, the “Existing Holders”), and CO Finance LVS XVII LLC, a Delaware limited liability company and an affiliate of OC II (the “Joining Party”), and amends that certain Amended and Restated Registration Rights Agreement, dated as of June 16, 2020, among the Company and the Existing Holders (the “Registration Rights Agreement” and as amended hereby, the “Amended Registration Rights Agreement”). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Registration Rights Agreement.
RECITALS
A.The Company and the Existing Holders are parties to the Registration Rights Agreement.
B.In connection with the Fourth Amendment to Term Loan Credit and Security Agreement, dated as of June 1, 2023, by and among the Company, the guarantors party thereto, the lenders party thereto from time to time (the “Term Loan Lenders”), and Blue Torch Finance LLC, as Agent (the “Fourth Amendment”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell a Warrant to Purchase Common Stock (the “2023 Warrant”) to the Joining Party, which is exercisable for shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).
C.To induce the Term Loan Lenders to execute and deliver the Fourth Amendment, the Company has agreed to amend the Registration Rights Agreement to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the 2023 Warrant and the shares of Common Stock issued or issuable upon exercise of the 2023 Warrant.
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment and Joinder, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, each Existing Holder and the Joining Party agree as follows:
Section 1.    Amendment. The definition of “Warrants” in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:
“Warrants” means the warrants issued to the Holders on each of December 27, 2018, June 16, 2020 and June 1, 2023.
Except as amended hereby, the Registration Rights Agreement shall continue in full force and effect as originally constituted.

Section 2.     Joinder. By execution of this Amendment and Joinder, the Joining Party hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Amended Registration Rights Agreement in the same manner as if such Joining Party were an original signatory thereto, and such Joining Party will be deemed for all purposes of the Amended Registration Rights Agreement to be a “Lender” and “Holder” thereunder, and any shares of Common Stock issued or issuable upon exercise of, or otherwise pursuant to, the 2023 Warrant held by the Joining Party and any permitted assignee or transferee of the 2023 Warrant or the Warrant Shares (including Additional Warrant Shares (as defined therein)) will be deemed for all purposes to be “Registrable Securities” under the Amended Registration Rights Agreement.
Section 3.     Miscellaneous.
a.This Amendment and Joinder may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Amendment and Joinder by email, facsimile, portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be as effective as delivery of a manually executed counterpart of this Amendment and Joinder.
b.The provisions of Section 14 of the Registration Right Agreement shall apply to this Amendment and Joinder, mutatis mutandis.
c.Unless the context otherwise requires, (i) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (ii) the use of the word “including” in this Amendment and Joinder shall be by way of example rather than limitation.
[Signature pages follow]

IN WITNESS WHEREOF, each of the parties has signed this Amendment and Joinder as of the day and year first above written.
COMPANY:

QUANTUM CORPORATION

By: /s/ Lewis Moorehead
Name: Lewis Moorehead
Title: Chief Accounting Officer

EXISTING HOLDERS:

OC II FIE V LP

By: /s/ Adam L. Gubner
Name: Adam L. Gubner
Title: Authorized Person

Address for Notices:

c/o Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, Forty-Third Floor
Los Angeles, California 90071
Attention: Stacey L. Rosenberg, Esq.
Telephone: (213) 617-4128
Facsimile: (213) 443-2751
Email: SRosenberg@sheppardmullin.com

BLUE TORCH CREDIT OPPORTUNITIES FUND I LP

By: Blue Torch Capital, its investment manager

By: /s/ Gary Manowitz
Name: Gary Manowitz
Title: Authorized Signatory

Address for Notices:

c/o Blue Torch Capital
Attention: Gary Manowitz
Telephone:
Email:

With a copy to:

Morgan, Lewis and Bockius LLP
101 Park Avenue
New York, New York 10178-0060
Attention: Kristen Campana, Esq.
Telephone: (212) 309-6030
Email: kristen.campana@morganlewis.com

BTC HOLDINGS SC FUND LLC

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its General Partner

By: /s/ Gary Manowitz
Name: Gary Manowitz
Title: Authorized Signatory

Address for Notices:

c/o Blue Torch Capital

Attention: Gary Manowitz
Telephone:

With a copy to:

Morgan, Lewis and Bockius LLP
101 Park Avenue
New York, New York 10178-0060
Attention: Kristen Campana, Esq.
Telephone: (212) 309-6030
Email: kristen.campana@morganlewis.com

JOINING PARTY:

CO FINANCE LVS XVII LLC

By: /s/ Christopher Neumeyer
Name: Christopher Neumeyer
Title: Authorized Person

Address for Notices:

c/o Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, Forty-Third Floor
Los Angeles, California 90071
Attention: Stacey L. Rosenberg, Esq.
Telephone: (213) 617-4128
Facsimile: (213) 443-2751
Email: SRosenberg@sheppardmullin.com